                                    EXHIBIT 99

                              Joint Filer Information

Designated Filer:              BLUM STRATEGIC GP IV, L.L.C.

Date of Earliest Transaction

Required to be Reported:       August 9, 2010

Issuer & Symbol:               GlenRose Instruments, Inc.

Address of each Reporting Person for this Form 4:

909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

                                    Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

July 13, 2011

BLUM STRATEGIC GP IV, L.L.C.          BLUM STRATEGIC GP IV, L.P.,

                                      By:  BLUM STRATEGIC GP IV, L.L.C.,

                                           its general partner

By:  /s/ Gwen G. Reinke               By:  /s/ Gwen G. Reinke

   -------------------------             -------------------------

   Gwen G. Reinke,                       Gwen G. Reinke,

   Member                                Member